Exhibit 15.2

To:	J and Friends Holdings Limited

P.O. Box 472, Harbour Place, North Wing

2nd Floor, 103 South Church Street, George Town

Grand Cayman KY1-1106, Cayman Islands

April 24, 2026

J and Friends Holdings Limited (the “Company”)

We consent to the reference to our firm under the heading “Memorandum and Articles of Association” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, which will be filed with the Securities and Exchange Commission in the month of April 2026.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA